       FRIDAY, JULY 22, 1994


BANKERS TRUST REPORTS SECOND QUARTER NET INCOME OF $181 MILLION, OR $2.09 PER SHARE; RETURN ON EQUITY WAS 16%


New York, July 22, 1994 -- Bankers Trust New York Corporation earned $181 million for the quarter ended June 30, 1994, or $2.09 primary earnings per share. In the second quarter of 1993, the Corporation earned $251 million, or $2.90 primary earnings per share. Return on average common equity for the second quarter of 1994 was 16%.

"Trading revenue rebounded from the first quarter, but declined versus the strong results achieved in last year's second quarter, as market conditions continued to be difficult during the most recent three months," said Chairman Charles S. Sanford, Jr. "This quarter's return on equity of 16% reflected significant levels of revenue from our corporate finance and fiduciary and funds management businesses. Also noteworthy were a continued improvement in asset quality and a 17% increase in book value per common share from the second quarter of 1993."

Revenue
Net interest revenue totaled $309 million, up $10 million from the second quarter of 1993.

The Corporation views trading revenue and trading-related net interest revenue in combination, as quantified below (in millions):

                                              Trading-
                                               Related
                                                   Net
                                    Trading   Interest
                                    Revenue    Revenue     Total
Second Quarter 1994                    $124       $121      $245

Second Quarter 1993                    $405       $122      $527

The $282 million decrease in this combined total from the results achieved in the second quarter of 1993 was primarily attributable to sharply lower revenue from proprietary trading and positioning activities, as generally rising interest rates and related volatility in the United States and European markets made positioning activities difficult. In addition, these market conditions contributed to lower revenue during the second quarter for the Firm's traditional interest rate and currency risk management products.

On April 15, 1994, a debt exchange took place between the Brazilian government and its commercial bank creditors, including the Corporation, thereby completing the long-awaited refinancing of Brazil's medium- and long-term debt. Subsequent sales of these Brady bonds and Past-Due Interest bonds by the Corporation have had a significant positive impact on trading revenue and, to a lesser extent, net interest revenue for the second quarter of 1994.

Fiduciary and funds management revenue totaled $187 million for the second quarter, up $11 million, or 6%, from the same period last year. The increased revenue reflected higher levels of global private banking assets under management as well as new business in cash and securities processing, retirement services and corporate trust, offset in part by lower performance-based fees from foreign exchange funds managed.

Fees and commissions of $195 million increased by $22 million, or 13%, from the second quarter of 1993. Corporate finance fees of $115 million increased by $13 million to their second highest level in nearly five years, led by higher revenue from financial advisory, private placement and merger and acquisition activities. These results were partially offset by lower leasing syndication and securities underwriting fees. Also impacting fees and commissions was higher fees from the structuring of products for employee benefit plans.

Other noninterest revenue totaled $112 million, up $42 million from the prior year's quarter. This increase was due to several factors including the impact of an insurance settlement related to the January 1993 fire at 280 Park Avenue, higher insurance premium revenue from operations in Chile and a gain from the revaluation of non-trading foreign currency investments, versus a loss in the prior year.

Expenses
Total noninterest expenses of $688 million decreased by $61 million from the second quarter of 1993. Incentive compensation and employee benefits expense decreased $111 million, or 35%, almost entirely due to lower bonus expense reflecting the reduced earnings. Salaries expense increased $22 million, or 13%, from the second quarter of 1993. The average number of employees increased by 4% versus the same period, to 13,833.

All other expenses totaled $297 million for the quarter, up $28 million, or 10%, from last year's second quarter. Increases in the provision for policyholder benefits, service bureaus and agency personnel fees were offset in part by a decrease in other real estate expense.

Asset Quality
The Corporation recorded $5 million of net charge-offs and no provision for credit losses in the second quarter of 1994. In the prior year's quarter, net charge-offs of $51 million and a provision for credit losses of $23 million were recognized.

Cash basis loans declined by $118 million, or 14%, to $744 million during the second quarter. Total nonperforming assets, including renegotiated loans, declined for the tenth consecutive quarter to $1.152 billion. The allowance for credit losses at June 30, 1994 was $1.340 billion, representing 180% of cash basis loans.

Six Months Results
For the first six months of 1994, the Corporation's net income was $345 million, or $3.99 primary earnings per share. For the six months ended June 30, 1993 the Corporation earned $481 million before cumulative effects of accounting changes, or $5.54 primary earnings per share. The Corporation's return on average common equity for the first half of 1994 was 15%.

Effects of Accounting Changes
On January 1, 1994, the Corporation adopted FASB Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts."
The Interpretation requires that unrealized gains and losses on swaps, forwards, options and similar contracts be recognized as assets and liabilities, except where such gains and losses arise from contracts covered by qualifying master netting agreements. It was the Corporation's former policy to record such unrealized
gains and losses on a net basis on the balance sheet.   As the
result of this adoption, at June 30, 1994 the Corporation's consolidated total assets and total liabilities each increased by $14 billion. In the first quarter of 1993, the Corporation adopted accounting standards for postretirement benefits other than pensions (SFAS 106) and postemployment benefits (SFAS 112).

Capital
The Corporation estimates that its ratios of Tier 1 Capital and Total Capital to risk-adjusted assets were approximately 8.50% and 13.90%, respectively, at June 30, 1994. The Leverage Ratio was 5.97% at that same date. Total stockholders' equity of $4.793 billion increased by $48 million from the first quarter of 1994.



Contacts


Media:              Douglas B. Kidd
                    (212) 454-3532

                    Thomas A. Parisi
                    (212) 454-1686


Investor:           Mary M. Flournoy
                    (212) 454-3201

              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                             FINANCIAL STATISTICS
                    ($ in millions, except per share data)
                                  (unaudited)

                                                    First
                                    Second Quarter Quarter      Six Months
                                       1994    1993   1994     1994     1993
Income before cumulative effects of
 accounting changes                    $181    $251   $164     $345     $481
Cumulative effects of
 accounting changes                       -       -      -        -      (75)
Net income                             $181    $251   $164     $345     $406

Primary earnings per common share:
  Income before cumulative effects
   of accounting changes              $2.09   $2.90  $1.90    $3.99    $5.54
  Cumulative effects of
   accounting changes                     -       -      -        -     (.89)
  Net income                          $2.09   $2.90  $1.90    $3.99    $4.65

Fully diluted earnings per common share:
  Income before cumulative effects
   of accounting changes              $2.09   $2.90  $1.90    $3.99    $5.53
  Cumulative effects of
   accounting changes                     -       -      -        -     (.89)
  Net income                          $2.09   $2.90  $1.90    $3.99    $4.64

Cash dividends declared                $.90    $.78   $.90    $1.80    $1.56
Book value per common share (1)      $53.37  $45.66 $52.41

Profitability ratios
  Return on average common
   stockholders' equity               15.87%  26.07% 14.85%   15.36%     N/M
   - Excluding cumulative effects of
      accounting changes                N/A     N/A     N/A     N/A    24.93%

  Return on average total assets        .71%   1.16%   .61%     .66%     N/M
   - Excluding cumulative effects of
      accounting changes                N/A     N/A    N/A      N/A     1.17%

Net interest revenue
 (fully taxable basis)                 $330    $319   $391     $721     $634
Average rates (fully taxable basis)
  Yield on interest-earning assets     6.91%   5.50%  6.17%    6.52%    5.68%
  Cost of interest-bearing liabilities 5.33%   4.33%  4.38%    4.83%    4.41%
  Interest rate spread                 1.58%   1.17%  1.79%    1.69%    1.27%
  Net interest margin                  1.79%   1.61%  1.96%    1.87%    1.70%
Average balances
  Loans                            $12,586 $15,593  $13,003  $12,793  $15,934
  Total interest-earning assets    $74,107 $79,268  $81,037  $77,553  $75,317
  Total assets                    $101,896 $86,752 $109,113 $105,485  $83,030
  Total interest-bearing
   liabilities                     $71,197 $71,210 $77,935  $74,547  $68,024
  Common stockholders' equity       $4,348  $3,785  $4,343   $4,346   $3,718
  Total stockholders' equity        $4,798  $4,043  $4,602   $4,701   $4,071

At end of period
  Common stockholders' equity
   to total assets                     4.19%   4.57%  4.14%
  Total stockholders' equity
   to total assets                     4.62%   4.87%  4.57%

  Risk-based capital ratios
    Tier 1 Capital (2)                 8.50%   8.12%  8.89%
    Total Capital (2)                 13.90%  14.10% 14.66%
  Leverage Ratio (2)                   5.97%   5.84%  5.39%

  Employees                          13,990  13,406 13,748

              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                        FINANCIAL STATISTICS (CONT'D.)
                                 (in millions)
                                  (unaudited)

                                                   June 30,          March 31,
                                                  1994     1993          1994

Nonperforming assets

Cash basis loans
  Secured by real estate                          $405   $  564          $462
  Real estate related                               49       59            52
  Highly leveraged                                 170      210           162
  Other                                            118      173           124
  Refinancing country                                2      189            62
Total cash basis loans                            $744   $1,195          $862

Renegotiated loans
  Mexican government Par Bonds                     $ -     $461           $ -
  Other                                             14       38            20
Total renegotiated loans                           $14     $499           $20

Other real estate                                 $310     $298          $283

Other nonperforming assets                         $84     $153          $101


                                           Second Quarter       Six Months
                                             1994      1993     1994     1993

Allowance for credit losses

Balance, beginning of period               $1,345    $1,529   $1,324   $1,620
Net charge-offs
  Charge-offs                                  17        75       38      205
  Recoveries                                   12        24       54       33
Total net charge-offs (recoveries)*             5        51      (16)     172
Provision for credit losses                     -        23        -       53
Balance, end of period                     $1,340    $1,501   $1,340   $1,501


*Components:
   Secured by real estate                    $ 14       $44     $ 12     $ 50
   Real estate related                          2         -        2        1
   Highly leveraged                             -         -       (9)      17
   Other                                        -         2        9      100
   Refinancing country                        (11)        5      (30)       4
Total                                        $  5       $51     $(16)    $172


N/A Not applicable.
N/M Not meaningful.
(1) This calculation includes the effect of common shares issuable under deferred stock awards.
(2) Risk-based capital ratios at June 30, 1994 are preliminary. At both June 30, 1994 and March 31, 1994, all three regulatory capital ratios excluded any benefit from the adoption of SFAS 115.

              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF INCOME
                     (in millions, except per share data)
                                  (unaudited)

                                                                   Increase
THREE MONTHS ENDED JUNE 30,                        1994      1993 (Decrease)
NET INTEREST REVENUE
Interest revenue                                 $1,255    $1,067     $ 188
Interest expense                                    946       768       178
Net interest revenue                                309       299        10
Provision for credit losses                           -        23       (23)
Net interest revenue after provision
 for credit losses                                  309       276        33
NONINTEREST REVENUE
Trading                                             124       405      (281)
Fiduciary and funds management                      187       176        11
Fees and commissions                                195       173        22
Securities available for sale gains                  19         -        19
Investment securities gains                           -         8        (8)
Other                                               112        70        42
Total noninterest revenue                           637       832      (195)
NONINTEREST EXPENSES
Salaries                                            189       167        22
Incentive compensation and employee benefits        202       313      (111)
Occupancy, net                                       38        39        (1)
Furniture and equipment                              37        34         3
Other                                               222       196        26
Total noninterest expenses                          688       749       (61)
Income before income taxes                          258       359      (101)
Income taxes                                         77       108       (31)

NET INCOME                                       $  181    $  251    $  (70)

NET INCOME APPLICABLE TO COMMON STOCK            $  172    $  246    $  (74)

EARNINGS PER COMMON SHARE:
  PRIMARY                                         $2.09     $2.90     $(.81)

  FULLY DILUTED                                   $2.09     $2.90     $(.81)

Cash dividends declared per common share           $.90      $.78      $.12


              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF INCOME
                     (in millions, except per share data)
                                  (unaudited)

                                                                   Increase
SIX MONTHS ENDED JUNE 30,                          1994      1993 (Decrease)
NET INTEREST REVENUE
Interest revenue                                 $2,466    $2,088     $ 378
Interest expense                                  1,787     1,489       298
Net interest revenue                                679       599        80
Provision for credit losses                           -        53       (53)
Net interest revenue after provision
 for credit losses                                  679       546       133
NONINTEREST REVENUE
Trading                                             138       751      (613)
Fiduciary and funds management                      375       335        40
Fees and commissions                                377       320        57
Securities available for sale gains                  23         -        23
Investment securities gains                           -        12       (12)
Other                                               229       148        81
Total noninterest revenue                         1,142     1,566      (424)
NONINTEREST EXPENSES
Salaries                                            366       332        34
Incentive compensation and employee benefits        364       584      (220)
Occupancy, net                                       75        74         1
Furniture and equipment                              76        68         8
Other                                               448       372        76
Total noninterest expenses                        1,329     1,430      (101)
Income before income taxes and
 cumulative effects of accounting changes           492       682      (190)
Income taxes                                        147       201       (54)
INCOME BEFORE CUMULATIVE EFFECTS OF
 ACCOUNTING CHANGES                                 345       481      (136)
Cumulative effects of accounting changes              -       (75)       75

NET INCOME                                       $  345    $  406     $ (61)

NET INCOME APPLICABLE TO COMMON STOCK            $  331    $  394     $ (63)

PRIMARY EARNINGS PER COMMON SHARE:
  Income before cumulative effects of
   accounting changes                             $3.99     $5.54    $(1.55)
  Cumulative effects of accounting changes            -      (.89)      .89
  Net income                                      $3.99     $4.65    $ (.66)

FULLY DILUTED EARNINGS PER COMMON SHARE:
  Income before cumulative effects of
   accounting changes                             $3.99     $5.53    $(1.54)
  Cumulative effects of accounting changes            -      (.89)      .89
  Net income                                      $3.99     $4.64    $ (.65)

Cash dividends declared per common share          $1.80     $1.56      $.24

              BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                       ($ in millions, except par value)
                                  (unaudited)

                                                      June 30,  December 31,
                                                         1994          1993
ASSETS
Cash and due from banks                              $  2,662       $ 1,750
Interest-bearing deposits with banks                    1,579         1,638
Federal funds sold                                      1,574           361
Securities purchased under resale agreements           12,257         9,567
Securities borrowed                                     5,396         2,937
Trading assets                                         54,669        48,276
Securities available for sale                           6,961         7,073
Loans                                                  13,223        15,200
Allowance for credit losses                            (1,340)       (1,324)
Premises and equipment, net                               763           719
Due from customers on acceptances                         401           455
Accounts receivable and accrued interest                2,367         2,561
Other assets                                            3,127         2,869
Total                                                $103,639       $92,082

LIABILITIES
Deposits
  Noninterest-bearing
    In domestic offices                              $  3,080       $ 3,185
    In foreign offices                                    612           707
  Interest-bearing
    In domestic offices                                 5,671         7,120
    In foreign offices                                 11,099        11,764
Total deposits                                         20,462        22,776
Trading liabilities                                    25,151         9,349
Securities sold under repurchase agreements            21,509        23,834
Other short-term borrowings                            19,188        18,992
Acceptances outstanding                                   402           455
Accounts payable and accrued expenses                   3,656         3,771
Other liabilities                                       2,646         2,524
Long-term debt                                          5,582         5,597
Total liabilities                                      98,596        87,298

PREFERRED STOCK OF SUBSIDIARY                             250           250

STOCKHOLDERS' EQUITY
Preferred stock                                           450           250
Common stock, $1 par value
 Authorized, 300,000,000 shares
 Issued, 83,678,973 shares                                 84            84
Capital surplus                                         1,319         1,321
Retained earnings                                       3,404         3,226
Common stock in treasury, at cost:
 1994, 4,714,603 shares;
 1993, 3,076,439 shares                                  (358)         (233)
Other                                                    (106)         (114)
Total stockholders' equity                              4,793         4,534
Total                                                $103,639       $92,082

                  BANKERS TRUST NEW YORK CORPORATION
                            280 PARK AVENUE
                       NEW YORK, NEW YORK 10017




Geoffrey M. Fletcher
Senior Vice President and
Principal Accounting Officer



                                           July 27, 1994



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

        Accompanying this letter is Bankers Trust New York
Corporation's report on Form 8-K dated July 22, 1994
(the "Form 8-K"). The Form 8-K is being filed electronically through the EDGAR System. One hard copy of the Form 8-K will be sent to the Securities and Exchange Commission's Filer Support Unit, Alexandria, Virginia.

        If there are any questions or comments in connection with the enclosed filing, please contact the undersigned at 212-250-7098.

                             Very truly yours,

                             BANKERS TRUST NEW YORK CORPORATION



                             By: GEOFFREY M. FLETCHER
                                 Geoffrey M. Fletcher
                                 Senior Vice President and
                                 Principal Accounting Officer